As filed with the Securities and Exchange Commission on May 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rigetti Computing, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	88-0950636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

775 Heinz Avenue

Berkeley, CA 94710

(Address of principal executive offices) (Zip code)

Rigetti Computing, Inc. 2022 Equity Incentive Plan

(Full titles of the plan)

Jeffrey Bertelsen

Chief Financial Officer

Rigetti Computing, Inc.

775 Heinz Avenue

Berkeley, CA 94710

(510) 210-5550

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rupa Briggs

Hogan Lovells US LLP

390 Madison Avenue

New York, NY 10017

(212) 918-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Rigetti Computing, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 17,806,062 additional shares of its common stock, $0.0001 par value per share (“Common Stock”), issuable under the Registrant’s 2022 Equity Incentive Plan (the “Plan”), pursuant to the provisions of the Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the Plan on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Common Stock for issuance under the Plan on Registration Statements on Form S-8 filed with the Commission on June 10, 2022 as amended on June 15, 2022 and August 19, 2022 (File No. 333-265516), on April 5, 2023 (File No. 333-271140), on April 2, 2024 (File No. 333-278471) and on May 12, 2025 (File No. 333-287187) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K (File No. 001-40140) for the fiscal year ended December 31, 2025, filed with the Commission on March 4, 2026 (the “Annual Report”);

(b)	the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 24, 2026, that are incorporated by reference into Part III of the Annual Report;

(c)	the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40140) for the quarterly period ended March 31, 2026, filed with the Commission on May 11, 2026;

(d)	the Registrant’s Current Reports on Form 8-K (File No. 001-40140), filed with the Commission on January 9, 2026 (Item 8.01 only), March 20, 2026, April 7, 2026 (Item 8.01 only), April 21, 2026; and

(e)	the description of the Registrant’s securities contained in a Registration Statement on Form 8-A filed on March 1, 2022, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 4, 2026, together with any amendment or report filed with the SEC for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Certificate of Incorporation of Rigetti Computing, Inc.	8-K	001-40140	3.1	March 7, 2022

4.2	Second Amended and Restated Bylaws of Rigetti Computing, Inc.	10-K	001-40140	3.2	March 4, 2026

4.3	Specimen Common Stock Certificate.	8-K	001-40140	4.1	March 7, 2022

4.4	Specimen Warrant Certificate.	8-K	001-40140	4.2	March 7, 2022

4.5	Warrant Agreement between American Stock Transfer & Trust Company, LLC and Supernova Partners Acquisition Company II, Ltd., dated March 1, 2021.	8-K	001-40140	4.1	March 4, 2021

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2*	Consent of BDO USA P.C., independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page).

99.1	Rigetti Computing, Inc. 2022 Equity Incentive Plan.	8-K	001-40140	10.16	March 7, 2022

99.2	Form of Stock Option Grant Package under Rigetti Computing, Inc. 2022 Equity Incentive Plan.	8-K	001-40140	10.17	March 7, 2022

99.3	Form of RSU Grant Package under Rigetti Computing, Inc. 2022 Equity Incentive Plan	8-K	001-40140	10.18	March 7, 2022

99.4	Form of Stock Award Grant Package under Rigetti Computing, Inc. 2022 Equity Incentive Plan.	8-K	001-40140	10.19	March 7, 2022

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on May 11, 2026.

RIGETTI COMPUTING, INC.

By:	/s/ Subodh Kulkarni
Subodh Kulkarni
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Subodh Kulkarni and Jeffrey Bertelsen, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Subodh Kulkarni	Chief Executive Officer and Director	May 11, 2026
Dr. Subodh Kulkarni	(Principal Executive Officer)

/s/ Jeffrey Bertelsen	Chief Financial Officer	May 11, 2026
Jeffrey Bertelsen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas J. Iannoti	Chair of the Board of Directors	May 11, 2026
Thomas J. Iannoti

/s/ Michael Clifton	Director	May 11, 2026
Michael Clifton

/s/ Alissa Fitzgerald	Director	May 11, 2026
Alissa Fitzgerald

/s/ Ray Johnson	Director	May 11, 2026
Ray Johnson

/s/ H. Gail Sandford	Director	May 11, 2026
H. Gail Sandford